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                                                                      EXHIBIT 99
                          Staff Builders, Inc. (SBLI)
              Tender Loving Care(R) Health Care Services, Inc. (TLCS)
Press Release
Stephen Savitsky, Chairman and CEO  - TLCS and SBLI   (516) 358 1000
Website:  staffbuilders.com
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Dale R. Clift, President & Chief Operating Officer - TLCS (516) 358 1000
Will Derr, Chief Financial Officer TLCS (516) 358 1000
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David Savitsky, President & Chief Operating Officer - SBLI  (516) 358 1000
Joseph Murphy, Chief Financial Officer - SBLI
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INVESTOR/MEDIA RELATIONS:  Anne Gregory, National Director, Corporate
Communications (281) 679 0400 #12


STAFF BUILDERS ANNOUNCES SPIN-OFF OF HOME HEALTH CARE DIVISION
STAFF BUILDERS, INC. REPORTS SECOND QUARTER AND FIRST HALF RESULTS FOR FISCAL YEAR 2000

FOR IMMEDIATE RELEASE
HIGHLIGHTS

o On October 20, 1999, Staff Builders, Inc. completed the spin-off of its home health care division.
o Revenues for the supplemental staffing division ("SBLI") increased 27.6% for the six months ended August 31, 1999 to $75.3 million from $59.0 million for the same period in the prior year.
o Revenues for the home health care division ("TLCS") decreased 17.1% for the six months ended August 31, 1999 to $135.3 million from $163.1 million for the same period in the prior year.


LAKE SUCCESS, NY, OCTOBER 21, 1999 ... Staff Builders, Inc., (OTC BB: SBLI) one of the nation's largest home health care and staffing providers, today announced the completion of its spin-off of the home health care division, and reported results for the second quarter of fiscal 2000, ended August 31, 1999.

HOME CARE DIVISION SPIN-OFF COMPLETED
Staff Builders, Inc. has distributed to Staff Builders' stockholders of record on October 12, 1999, all of the outstanding common stock of its wholly-owned subsidiary, Tender Loving Care(R) Health Care Services, Inc. ("TLCS"). This distribution completes Staff Builders' previously announced spin-off of its home heath care division.

The spin-off is the culmination of the plan announced last spring by Staff Builders to separate its home health care business, which as of yesterday will be conducted by TLCS. The supplemental staffing business will remain with Staff Builders.

Staff Builders instructed American Stock Transfer & Trust Company, its transfer and distribution agent, to deliver stock certificates for shares of TLCS common stock to Staff Builders' stockholders of record on October 12, 1999. One share of TLCS common stock was distributed for every two shares of Staff Builders
(SBLI) Class A and Class B common stock outstanding.

The Company expects that the TLCS common stock will soon be quoted on the OTC Bulletin Board under the symbol "TLCS."


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"We are excited to have completed the spin-off of the home health division as
Tender Loving Care(R) Health Care Services, Inc., a separate publicly held company," said Stephen Savitsky, who remains Chairman and Chief Executive Officer for both Staff Builders and Tender Loving Care(R). "We believe it will enable financial analysts and institutional investors to better understand and evaluate the intricacies of each of our two businesses: home health care and supplemental staffing."

STAFF BUILDERS, INC. STAFFING BUSINESS GROWTH CONTINUES
"The $72 billion staffing services industry, which continues to grow, offers a wealth of opportunity for our staffing business. The supplemental staffing business will remain with SBLI and be operated as ATC Health Care Services, Inc. ("ATC"). ATC continues to be a health care niche market leader, again showing growth in revenue this quarter," said Stephen Savitsky, Chairman and CEO. Supplemental staffing service revenues for the current quarter were $37.8 million, a 19% increase over $31.8 million reported in the second quarter of fiscal 1998. Supplemental staffing revenues increased 28% for the six months ended August 31, 1999 to $75.3 million from $59.0 million for the same period in the prior year. The supplemental staffing revenues include the information technology division which was recently sold, as previously announced. Without the sales which were generated by this sold division, the SBLI staffing business revenues were $58.2 million for the six months ended August 31, 1999, an increase of 32%, as compared to $44.1 million in the same period in the prior year.

CONSOLIDATED FINANCIALS FOR STAFF BUILDERS, INC.
Total revenues for the second quarter of fiscal 2000 were $103.5 million, a decrease of $8.2 million or 7.3%, for the current quarter from $111.7 million for the year ago quarter. Net loss for the second quarter of fiscal year 2000 was ($2.6 million), or ($.11) per share, compared to net income of $135 thousand, or $.01 per share, for the prior year period. Total revenues for the six months ended August 31, 1999 were $211.1 million, down 5.3%, compared to $222.9 million for the same period in the prior year. Net loss for the six months ended August 31, 1999 was ($4.7 million), or ($.20) per share, compared to a net profit of $36 thousand for the same period in the prior year.

STAFF BUILDERS, INC. provides supplemental staffing personnel under contractual arrangements to hospitals, nursing homes, clinics and other health care facilities with 57 locations in 27 states.

TENDER LOVING CARE(R) HOME HEALTH CARE SERVICES, INC. is an international provider of home health care services with 107 locations in 25 states and the District of Columbia, as well as master franchises in Japan, Spain and Brazil. The Company's web address is www.staffbuilders.com.

Except for historical information contained herein, the statements made in this release constitute forward-looking statements that involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward looking statements, including those risks detailed in Staff Builders Inc.'s Form 10-Q for the period ended August 31, 1999 filed with the Securities and Exchange Commission on October 20, 1999, in Tender Loving Care Health Care Services Inc.'s Form 10-Q for the period ended August 31, 1999 filed with the Securities and Exchange Commission on October 20,1999, in Staff Builders Inc.'s Form 10-K as of February 28, 1999 and for the year then ended filed with the Securities and Exchange Commission on June 11,1999 and in Tender Loving Care Health Care Services Inc.'s Registration Statement on Form 10.

                                  Table Follows


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STAFF BUILDERS, INC.  (SBLI)
TENDER LOVING CARE(R) HEALTH CARE SERVICES, INC. (TLCS)
CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS
(Unaudited) (In thousands, except per share data)

-----------------------------------------------------------------------------------------------
                                                 THREE MONTHS ENDED         SIX MONTHS ENDED
                                                     AUGUST 31,                AUGUST 31,
                                               ----------------------    ----------------------
                                                  1999         1998        1999         1998
                                               ---------    ---------    ---------    ---------
REVENUES
     Service revenues:

                  Home health care             $  65,370    $  79,539    $ 135,297    $ 163,146

                  Supplemental staffing           37,759       31,761       75,317       59,017
                                               ---------    ---------    ---------    ---------

        Total service revenues                   103,129      111,300      210,614      222,163

        Sales of licensees and fees, net             362          368          542          783
                                               ---------    ---------    ---------    ---------
Total Revenues                                   103,491      111,668      211,156      222,946
                                               ---------    ---------    ---------    ---------

COSTS AND EXPENSES

     Operating costs                              70,679       74,185      144,529      150,568

     General and administrative expenses          33,428       36,116       67,836       70,143

     Amortization of intangible assets               345          318          569          630

     Interest expense                              1,924          852        3,167        1,904

     Interest (income)                              (280)        (214)        (378)        (562)

     Other (income) expense, net                    (316)         168         (330)         195
                                               ---------    ---------    ---------    ---------
TOTAL COSTS AND EXPENSES                         105,780      111,425      215,393      222,878
                                               ---------    ---------    ---------    ---------

INCOME (LOSS) BEFORE INCOME TAXES                 (2,289)         243       (4,237)          68

PROVISION FOR INCOME TAXES                           277          108          436           32
                                               ---------    ---------    ---------    ---------
 NET INCOME (LOSS)                             $  (2,566)   $     135    $  (4,673)   $      36
                                               ---------    ---------    ---------    ---------

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON
EQUIVALENT SHARES:

     Basic                                        23,619       22,526       23,619       23,090
                                               ---------    ---------    ---------    ---------

     Diluted                                      23,619       22,563       23,619       23,190
                                               ---------    ---------    ---------    ---------
INCOME (LOSS) PER COMMON AND
COMMON EQUIVALENT SHARE:

     Basic                                     $    (.11)   $     .01    $    (.20)   $     .00
                                               ---------    ---------    ---------    ---------

     Diluted                                   $    (.11)   $     .01    $    (.20)   $     .00
                                               ---------    ---------    ---------    ---------

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